EXHIBIT 99(a)(18)
AB BOND FUND, INC.
ARTICLES OF AMENDMENT
AB Bond Fund, Inc., a Maryland corporation (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST:  The charter of the Corporation is hereby amended to change the name of a series of Common Stock of the Corporation as follows:

Current Name	Amended Name
AB International Bond Portfolio

Class A Common Stock
Class B Common Stock
Class C Common Stock
Advisor Class Common Stock
Class R Common Stock
Class K Common Stock
Class I Common Stock
Class Z Common Stock
Class 1 Common Stock
Class 2 Common Stock

AB Performance Fee Series – International Bond Portfolio

Class A Common Stock
Class B Common Stock
Class C Common Stock
Advisor Class Common Stock
Class R Common Stock
Class K Common Stock
Class I Common Stock
Class Z Common Stock
Class 1 Common Stock
Class 2 Common Stock

SECOND:  The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation.  The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.
THIRD:  This amendment to the charter of the Corporation will be effective on December 29, 2016, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

IN WITNESS WHEREOF, AB Bond Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by Joseph J. Mantineo, Treasurer and Chief Financial Officer of the Corporation, and attested by Eric C. Freed, the Assistant Secretary of the Corporation, this 29th day of December, 2016.  The undersigned Treasurer and Chief Financial Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under penalties for perjury.
AB BOND FUND, INC. By: /s/ Joseph J. Mantineo Joseph J. Mantineo Treasurer and Chief Financial Officer

ATTEST:

/s/ Eric C. Freed
Eric C. Freed
Assistant Secretary